UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

Mid-Con Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (918) 743-7575

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2011, Mid-Con Energy Partners, LP (the “Partnership”) completed its initial public offering (the “Offering”) of 5,400,000 common units representing limited partner interests in the Partnership (“Common Units”) at $18.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-176265) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on August 12, 2011, including a prospectus (the “Prospectus”) filed with the Commission on December 16, 2011 pursuant to rule 424(b)(4).

Services Agreement

On December 20, 2011, in connection with the closing of the Offering, the Partnership entered into a Services Agreement (the “Services Agreement”) by and among Mid-Con Energy Operating, Inc. (“Mid-Con Energy Operating”), Mid-Con Energy GP, LLC, the general partner of the Partnership (the “General Partner”), the Partnership and Mid-Con Energy Properties, LLC, a wholly owned subsidiary of the Partnership (“Mid-Con Energy Properties”), pursuant to which Mid-Con Energy Operating will provide certain services to the Partnership, the General Partner, Mid-Con Energy Properties and any of subsidiaries of the Partnership, including management, administrative and operational services, which include marketing, geological and engineering services. Under the Services Agreement, the Partnership will reimburse Mid-Con Energy Operating, on a monthly basis, for the allocable expenses it incurs in its performance under the Services Agreement. These expenses include, among other things, salary, bonus, incentive compensation and other amounts paid to persons who perform services for or on behalf of the Partnership and other expenses allocated by Mid-Con Energy Operating to the Partnership. Mid-Con Energy Operating will have substantial discretion to determine in good faith which expenses to incur on behalf of the Partnership and what portion to allocate to the Partnership. Mid-Con Energy Operating will not be liable to the Partnership for its performance of, or failure to perform, services under the Services Agreement unless its acts or omissions constitute gross negligence or willful misconduct.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

In connection with the Offering, Mid-Con Energy Properties entered into a Credit Agreement, dated December 20, 2011 (the “Credit Agreement”), by and among Mid-Con Energy Properties, as borrower, the lenders from time to time party thereto and the Royal Bank of Canada, as administrative agent and collateral agent (the “Administrative Agent”). In connection with the Credit Agreement, the Partnership entered into a security agreement dated December 20, 2011 guaranteeing Mid-Con Energy Properties’ obligations under the Credit Agreement.

The Credit Agreement establishes a five-year, $250 million senior secured revolving credit facility with an initial borrowing base of $75 million. The Credit Agreement is reserve-based, and thus Mid-Con Energy Properties is permitted to borrow under the Credit Agreement in an amount up to the borrowing base, which is primarily based on the estimated value of the Partnership’s and its subsidiaries’ oil and natural gas properties and commodity derivative contracts as determined semi-annually, and at times more frequently, by the lenders in their sole discretion. The borrowing base will be subject to redetermination based on an engineering report with respect to the Partnership’s and its subsidiaries’ estimated oil and natural gas reserves, which will take into account the prevailing oil and natural gas prices at such time, as adjusted for the impact of the Partnership’s and its subsidiaries’ commodity derivative contracts, and other factors. Unanimous approval by the lenders will be required for any increase to the borrowing base.

Borrowings under the Credit Agreement are secured by liens on not less than 80% of the value of the Partnership’s and its subsidiaries’ oil and natural gas properties, as calculated using the standardized measure, and all of the Partnership’s equity interests in Mid-Con Energy Properties and any future guarantor subsidiaries and all of the Partnership’s and its subsidiaries’ other assets including personal property. Additionally, borrowings under the Credit Agreement will bear interest, at Mid-Con Energy Properties’ option, at either (i) the greater of the prime rate of the Royal Bank of Canada, the federal funds effective rate plus 0.50%, and the one month adjusted LIBOR plus 1.0%, all of which is subject to a margin that varies from 0.75% to 1.75% per annum according to the borrowing base usage (which is the ratio of outstanding borrowings and letters of credit to the borrowing base then in effect), or (ii) the applicable LIBOR plus a margin that varies from 1.75% to 2.75% per annum according to the borrowing base usage. The unused portion of the borrowing base is subject to a commitment fee that varies from 0.375% to 0.50% per annum according to the borrowing base usage.

The Credit Agreement requires the Partnership and its subsidiaries to maintain a leverage ratio of Consolidated Funded Indebtedness to Consolidated EBITDAX (as each term is defined in the Credit Agreement) of not more than 4.0 to 1.0, and a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0.

Additionally, the Credit Agreement contains various covenants and restrictive provisions which limit the ability of the Partnership, Mid-Con Energy Properties and their subsidiaries to incur additional debt, guarantees or liens; consolidate, merge or transfer or dispose of any of it’s material assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; incur commodity hedges exceeding a certain percentage of their production; and prepay certain indebtedness. If the Partnership and its subsidiaries fail to perform their obligations under these and other covenants, the revolving credit commitments may be terminated and any outstanding indebtedness under the Credit Agreement, together with accrued interest could be declared immediately due and payable.

The Partnership and its subsidiaries will not be permitted to be liable under hedging contracts entered into for speculative purposes. Likewise, the Partnership and its subsidiaries will not be permitted to be liable for commodity hedges (other than floor or put options) at any time of more than 85% of their total proved reserves, with proved developed non-producing and proved undeveloped reserves combined not accounting for more than 25% of the calculated total proved reserves (such amounts computed on a semi-annual basis and calculated on a product-by-product basis), provided that the aggregate amount of all such commodity hedging transactions (other than floor or put options) shall not exceed 90% of actual production. Also, the Partnership and its subsidiaries may be liable under commodity hedges in connection with acquisitions subject to the parameters provided above; provided that (i) a purchase and sale agreement has been signed, (ii) there is at least 10% availability under the then current borrowing base, and (iii) any commodity hedges in excess of those otherwise allowed are terminated if the proposed acquisition is not consummated within five business days of the earlier to occur of (A) the ninetieth day after the effective date of the purchase and sale agreement and (B) the date any loan party believes that the proposed acquisition will not be consummated. Furthermore, any hedge counterparty must be a lender or an affiliate of a lender at the time the hedge is put in place or a non-lender counterparty acceptable to the Administrative Agent; provided that subject to the limitations above the Partnership and its subsidiaries may enter into a put with a non-lender counterparty if at the time such put is entered into such counterparty has an investment grade credit rating, provided further that any downgrade below the specified minimums will result in the exclusion of such put from the borrowing base calculation. Puts in existence as of December 20, 2011 with BOKF, NA as the counterparty are permitted under the Credit Agreement. Interest rate hedging will be permitted with a counterparty who is a lender or an affiliate or with a non-lender counterparty acceptable to the Administrative Agent. With respect to interest rate hedges converting interest rates from fixed to floating, the notional amount of such hedging agreements (when aggregated with all of the other hedging agreements of the Partnership and its subsidiaries then in effect effectively converting interest rates from fixed to floating) may not exceed 75% of the then outstanding principal amount of the Partnership’s and its subsidiaries’ indebtedness which bears interest at a fixed rate. With respect to interest rate hedges converting interest rates from floating to fixed, the notional amount of such hedging agreements (when aggregated with all the Partnership’s and its subsidiaries’ other hedging agreements then in effect effectively converting interest rates from floating to fixed) may not exceed 75% of the then outstanding principal amount of the indebtedness of the Partnership and its subsidiaries that bears interest at a floating rate.

The Partnership and its subsidiaries will not be permitted to transfer any of their material assets or any interest therein except for (a) worthless or obsolete equipment or equipment replaced by equipment of equal suitability and value, (b) inventory sold in the ordinary course of business at normal trade terms, (c) farmouts and related assignments of undeveloped acreage in the ordinary course of business, (d) sales of proved reserves to non-affiliates for fair value between borrowing base determination dates, up to 5% of the borrowing base, (e) oil and gas properties to which no proved reserves are attributed or which are not included in the most recent engineering report, and (f) up to $5 million of other property in any twelve month period, so long as the Credit Agreement is not in default.

Events of default under the Credit Agreement include, among other things, failure to make payments when due; breach of covenants (some after applicable cure periods); default under any other material debt instrument; the General Partner ceases to be the general partner of the Partnership; change of control; bankruptcy or other insolvency event; and certain material adverse effects on the business of the Partnership and its subsidiaries.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution and Merger Agreement

The description of the Contribution and Merger Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution and Merger Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Mid-Con Energy Partners, LP Long-Term Incentive Program

The description of the LTIP provided under Item 5.02 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the LTIP is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Form of Restricted Unit Award Agreement

The description of the Form of Restricted Unit Award Agreement provided under Item 5.02 of this Current Report on Form 8-K (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Form of Restricted Award Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

S. Craig George, Charles R. Olmstead and Jeffrey R. Olmstead (collectively, the “Founders”) each own one-third of the member interests in, and control, the General Partner. As of December 22, 2011, the Founders and Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, L.P. (collectively, “Yorktown”) own an aggregate of approximately 9,531,563 Common Units representing an aggregate 55.4% limited partner interest in the Partnership. The General Partner also owns a 2.0% general partner interest in the Partnership, represented by 360,000 general partner units.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Contribution and Merger Agreement

On December 20, 2011, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance, Assumption and Merger Agreement by and among the General Partner, the Partnership, Mid-Con Energy Properties, Mid-Con Energy I, LLC (“Mid-Con I”), Mid-Con Energy II, LLC (“Mid-Con II”), the Founders and certain other members of Mid-Con I and Mid-Con II named therein (the “Contribution and Merger Agreement”):

•

Mid-Con I and Mid-Con II distributed working capital of approximately $5.2 million in cash, in the aggregate, which working capital included amounts to be received by Mid-Con I and Mid-Con II as repayment of promissory notes originally issued to Mid-Con I and Mid-Con II as payment for the issuance of Class B and Class C units of Mid-Con I and Class A units of Mid-Con II;

•

each of the Founders contributed to the General Partner a portion of his limited liability company interests in Mid-Con I and Mid-Con II having an aggregate value equal to 0.667% of the equity value of the Partnership based upon the $18.00 initial public offering price (the “Partnership Equity Value”) (each a “GP Contribution Interest and, collectively, “GP Contribution Interests”) in exchange for one-third of the limited liability company interests in the General Partner so that, collectively, the GP Contribution Interests had an aggregate value equal to 2.0% of the Partnership Equity Value;

•

the General Partner contributed the GP Contribution Interests to the Partnership in exchange for 360,000 notional general partner units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership, and the Partnership contributed the GP Contribution Interests to Mid-Con Energy Properties;

•

the public, through the underwriters, contributed $97,200,000 in cash (or $90,396,000, net of the underwriters’ discount of $6,439,500 and the structuring fee of $364,500 payable to RBC Capital Markets LLC) to the Partnership in exchange for the issuance of 5,400,000 Common Units by the Partnership;

•

Mid-Con I and Mid-Con II merged with and into Mid-Con Energy Properties, with Mid-Con Energy Properties surviving as a wholly owned subsidiary of the Partnership (the “Merger”), in exchange for the right of the members of Mid-Con I and Mid-Con II to receive, in the aggregate, (i) 11,430,000 Common Units, (ii) $105.7 million in cash from the Partnership and, (iii) upon the earlier to occur of the expiration of the 30-day period (the “Option Period”) during which the underwriters may exercise their option to purchase up to an additional 810,000 Common Units (the “Option”) or the exercise in full of the Option, (A) a number of additional Common Units equal to the excess, if any, of (x) 810,000 over (y) the aggregate number of Common Units, if any, actually purchased and issued to the underwriters pursuant to the exercise of the Option (the “Additional Common Units”), and (B) the amount of cash, if any, contributed by the underwriters to the Partnership (net of the applicable underwriters’ discount and structuring fee) on the closing date relating to the Option (the “Option Net Cash Proceeds”), provided, that $4.0 million of the cash consideration otherwise payable to the members of Mid-Con I and Mid-Con II that were obligors under certain promissory notes was reduced by and offset against amounts outstanding under certain promissory notes;

•	Mid-Con Energy Properties borrowed $45.0 million under the Credit Agreement described in Item 1.01 above;

•

the Partnership (a) repaid $20.2 million in indebtedness outstanding under its existing credit facilities; (b) paid transaction expenses of approximately $10.3 million; (c) paid the aggregate consideration of $6.0 million to J&A Oil Company, L.L.C. and Charles R. Olmstead for the acquisition of certain working interests in the Cushing Field and certain commodity derivative contracts; and (d) subject to the proviso in bullet point five above, distributed the remaining $105.7 million in cash to the members of Mid-Con I and Mid-Con II as partial consideration for the Merger and, in part, as a reimbursement of pre-formation capital expenditures made by Mid-Con I and Mid-Con II; and

•

the 98% limited partner interest in the Partnership held by the Organizational Limited Partner (as defined in the Contribution and Merger Agreement) was redeemed and the initial capital contribution of the Organizational Limited Partner was refunded.

Pursuant to the Contribution and Merger Agreement, upon any exercise of the Option, the Partnership will pay the Option Net Cash Proceeds to the Accredited Holders (as defined in the Contribution and Merger Agreement), and upon expiration of the Option Period, the Partnership will issue the Additional Common Units, if any, to the Accredited Holders.

As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution and Merger Agreement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution and Merger Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 and the description of Partnership’s assumption of indebtedness provided above under Item 2.01 are incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances of equity securities by the Partnership on December 20, 2011, in connection with the consummation of the transactions contemplated by the Contribution and Merger Agreement, is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Program

In connection with the Offering, the Board of Directors of the General Partner (the “Board”) adopted the Mid-Con Energy Partners, LP Long-Term Incentive Program (the “LTIP”) for employees, consultants and directors of the General Partner and its affiliates, including Mid-Con Energy Operating, who perform services for the Partnership. The LTIP provides for the grant of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. The LTIP limits the number of Common Units that may be delivered pursuant to awards under the LTIP to 1,764,000 Common Units. Awards received under the LTIP are referred to as “LTIP Units.” Common units cancelled, forfeited or withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or a designated committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Form of Restricted Unit Award Agreement

In connection with the adoption of the LTIP, the Board adopted the Form of Restricted Unit Award Agreement (the “Restricted Unit Award Agreement”) allowing for the award of restricted Common Units to certain of the employees, officers and directors of the General Partner (each a “Participant”) pursuant to the LTIP. The Common Units issuable pursuant to the Restricted Unit Award Agreement are restricted in that they are subject to forfeiture and may not be transferred or otherwise disposed of by the Participant prior to the applicable vesting date.

If, at any time prior to the applicable final vesting date, a Participant’s (i) employment with the General Partner, the Partnership, or any other entity that is an affiliate (within the meaning of such term under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rule promulgated thereunder) of the foregoing entities or (ii) membership on the Board, as applicable, is terminated for any reason other than death or disability, then any Common Units granted under the Restricted Unit Award Agreement that remain unvested as of the date of termination will be forfeited and the Participant will have no rights with respect thereto. In the event that such employment or membership on the Board, as applicable, is terminated due to the Participant’s death or disability, or if there is a Change of Control (as defined in the LTIP), then all Common Units granted pursuant to the Restricted Unit Award Agreement will immediately vest and become non-forfeitable.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Form of Restricted Unit Award Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Employment Agreements

On December 20, 2011, in connection with the closing of the Offering, the Partnership and the General Partner entered into employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”), with each of Charles R. Olmstead, Jeffrey R. Olmstead and S. Craig George (each an “Executive”). The Employment Agreements provide for a term that commenced on August 1, 2011 and expires on August 1, 2014, unless earlier terminated, with automatic one-year renewal terms until either the Partnership or the Executive gives written notice of termination no later than February 1 of any such year.

Pursuant to the terms of the Employment Agreements, S. Craig George will serve as the Executive Chairman of the Board, Charles R. Olmstead will serve as the Chief Executive Officer of the General Partner and Jeffrey R. Olmstead will serve as the President and Chief Financial Officer of the General Partner. Additionally, the Employment Agreements provide for annual base salaries of $240,000 for S. Craig George and Charles R. Olmstead, and $360,000 for Jeffrey R. Olmstead. In addition, each of Messrs. George, Olmstead and Olmstead are eligible for (i) an annual shot-term inventive plan cash bonus with a maximum payment of not less than $400,000 and (ii) an annual LTIP award of LTIP Units with a target payment of not less than the greater of (x) the value of 50,000 LTIP Units and (y) LTIP Units equaling $1 million in value. Both annual bonuses are based upon both individual and/or Partnership performance.

The performance criteria for the short-term incentive plan for 2011 include 50% of the target bonus earned upon the successful completion of the Offering and 50% earned upon causing the Partnership to comply with the Exchange Act regarding current public information reporting requirements for at least six months. The performance criteria for the short-term incentive plan for 2012 and future years include 50% of the target bonus earned for meeting initial quarterly distribution goals, 20% earned for generating an increase in the amount of distributions from the preceding year, 20% earned for generating additions of new reserves and growth of distributions based on aggregate acquisitions of 10% growth, and 10% earned for overall performance as determined by the Board. The performance criteria for earning awards under the LTIP for 2011 and 2012 and later years are the same as for the annual cash bonus.

The Employment Agreements provide that if, during the employment period, the Executive’s employment is terminated without “cause” or by the Executive with “good reason” (each as defined in the Employment Agreements), the Executive will be entitled to a lump-sum cash payment equal to the Executive’s earned but unpaid base salary, accrued but unpaid vacation pay, any unreimbursed business expenses and any accrued benefits. Additionally, if the Executive’s employment is terminated without “cause” or by the Executive with “good reason,” and subject to the Executive’s execution and non-revocation of a general release of claims, or if the Partnership elects not to renew the employment period and the Executive is still willing and able to continue employment, the Executive will be entitled to the following: (i) payment of his base salary, as in effect immediately prior to his termination, multiplied by the greater of the number of years remaining in the employment period and one; (ii) a lump sum payment to compensate the employee for COBRA health-care coverage for the Executive and the Executive’s dependents (if applicable); (iii) accelerated vesting and conversion of any units which may have been awarded to the Executive under the LTIP; (iv) payment of an amount equal to the lesser of the “target annual bonus” (as defined in the Employment Agreements) and the average of the previous two annual bonuses paid to the Executive multiplied by the greater of the number of years remaining in the employment period and one; and (v) the payment of any unpaid annual bonus that would have become payable to the Executive in respect of any calendar year that ends on or before the date of termination had the Executive remained employed throughout the payment date of such annual bonus.

In addition, if, during the period beginning sixty days prior to and ending two years immediately following a “change in control” (as defined in the Employment Agreements), either the Partnership terminates the Executive’s employment without cause, the Executive’s death occurs, the Executive becomes disabled or the Executive terminates his employment for good reason, then the Executive will be entitled to the severance payments and benefits described in the preceding paragraph, except that the severance multiple described in clauses (i) and (iv) will be equal to two (instead of the greater of the number of years remaining in the employment period and one). If a change in control occurs during the employment period, certain equity-based awards held by the Executive, to the extent not previously vested and converted into common units, will vest in full upon such change in control and will be settled in common units in accordance with the applicable award agreements.

The Employment Agreements provide that if an Executive’s employment terminates due to his death or disability during the employment period, the Executive or the Executive’s estate will be entitled to the payment of a lump-sum cash payment equal to the Executive’s earned but unpaid base salary, accrued but unpaid vacation pay, any unreimbursed business expenses, and any accrued benefits. Additionally, subject to the Executive’s or the Executive’s estate’s execution and non-revocation of a general release of claims, the Executive or the Executive’s estate will be entitled to receive: (i) accelerated vesting and conversion of any LTIP Units which may have been awarded to the Executive, in accordance with the terms of the applicable award agreement; (ii) a lump sum payment to compensate the Executive or the Executive’s estate for COBRA health-care coverage for the Executive (if living) and the Executive’s dependents (if applicable); (iii) a payment equal to the product of the Executive’s base salary as in effect immediately prior to the date of his termination multiplied by one; (iv) the payment of any unpaid annual bonus that would have become payable to the Executive in respect of any calendar year that ends on or before the date of termination had the Executive remained employed through the payment date of such annual bonus; and (v) the payment of the target annual bonus for the year in which the Executive’s separation from service occurs.

The Employment Agreements provide for customary confidentiality, non-solicitation, non-compete and indemnification protections. The non-solicitation provisions prohibit the Executive from soliciting persons to leave the employment of the General Partner who are employed by the General Partner within six months before or after the Executive’s termination. This restriction continues during the term of and for twelve months following termination of the Executive’s employment, and also for twelve months following the termination of the solicited employee’s employment. The non-solicitation provisions also prohibit an executive from soliciting the Partnership’s customers during the term of and for twelve months following termination of the Executive’s employment. The non-competition provisions prohibit the Executive from competing with the Partnership during the term of the Executive’s employment and for a period during which severance payments are being made to the Executive, which by the terms of the Employment Agreements may be up to two years after the Executive’s separation of employment.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement, which are filed as Exhibits 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP

On December 20, 2011, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership and entered into its First Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC

On December 20, 2011, in connection with the closing of the Offering, the General Partner amended and restated its Limited Liability Company Agreement (as amended and restated, the “LLC Agreement”). The amendments to the LLC Agreement included provisions regarding, among other things, the issuance of additional classes of membership interests, the rights of the members of the General Partner, distributions and allocations and management by the Board. A description of the LLC Agreement is contained in the Prospectus in the section entitled “Certain Relationships and Related Party Transactions—Limited Liability Company Agreement of Our General Partner” and is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP, dated as of December 20, 2011.

3.2#	Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC, dated as of December 20, 2011.

10.1	Services Agreement, dated as of December 20, 2011, by and among Mid-Con Energy Operating, Inc., Mid-Con Energy GP, LLC, Mid-Con Energy Partners, LP and Mid-Con Energy Properties, LLC.

10.2#	Credit Agreement, dated as of December 20, 2011, among Mid-Con Energy Properties, LLC, as Borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent and the lenders party thereto.

10.3#	Contribution, Conveyance, Assumption and Merger Agreement, by and among Mid-Con Energy GP, LLC, Mid-Con Energy Partners, LP, Mid-Con Energy Properties, LLC, Mid-Con Energy I, LLC, Mid-Con Energy II, LLC and Charles R. Olmstead, S. Craig George, Jeffrey R. Olmstead and other members of Mid-Con Energy I, LLC and Mid-Con Energy II, LLC named therein.

10.4	Mid-Con Energy Partners, LP Long-Term Incentive Program.

10.5	Form of Restricted Unit Award Agreement.

10.6	Employment Agreement, dated as of August 1, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC and Charles R. Olmstead.

10.7	Employment Agreement, dated as of August 1, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC and Jeffrey R. Olmstead.

10.8	Employment Agreement, dated as of August 1, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC and S. Craig George.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mid-Con Energy Partners, LP

	By:	Mid-Con Energy GP, LLC,
its general partner

Date: December 22, 2011	By:	/s/ Charles R. Olmstead
Charles R. Olmstead
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Mid-Con Energy Partners, LP, dated as of December 20, 2011.

3.2#	Amended and Restated Limited Liability Company Agreement of Mid-Con Energy GP, LLC, dated as of December 20, 2011.

10.1	Services Agreement, dated as of December 20, 2011, by and among Mid-Con Energy Operating, Inc., Mid-Con Energy GP, LLC, Mid-Con Energy Partners, LP and Mid-Con Energy Properties, LLC.

10.2#	Credit Agreement, dated as of December 20, 2011, among Mid-Con Energy Properties, LLC, as Borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent and the lenders party thereto.

10.3#	Contribution, Conveyance, Assumption and Merger Agreement, by and among Mid-Con Energy GP, LLC, Mid-Con Energy Partners, LP, Mid-Con Energy Properties, LLC, Mid-Con Energy I, LLC, Mid-Con Energy II, LLC and Charles R. Olmstead, S. Craig George, Jeffrey R. Olmstead and other members of Mid-Con Energy I, LLC and Mid-Con Energy II, LLC named therein.

10.4	Mid-Con Energy Partners, LP Long-Term Incentive Program.

10.5	Form of Restricted Unit Award Agreement.

10.6	Employment Agreement, dated as of August 1, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC and Charles R. Olmstead.

10.7	Employment Agreement, dated as of August 1, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC and Jeffrey R. Olmstead.

10.8	Employment Agreement, dated as of August 1, 2011, by and among Mid-Con Energy Partners, LP, Mid-Con Energy GP, LLC and S. Craig George.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.